Exhibit 23.4

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of HA Sustainable Infrastructure Capital, Inc. of our report dated March 27, 2025 relating to the financial statements of Lighthouse Renewable Holdco 2 LLC, which appears in HA Sustainable Infrastructure Capital, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

March 28, 2025